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                                                                 EXHIBIT 10.5(b)


                      TERMS OF EMPLOYMENT FOR KEY EMPLOYEES


THIS AGREEMENT is a legally binding contract between H-Quotient, Inc., its affiliates and its subsidiaries (collectively "IHS"), as employer, and as a key employee of IHS. This Agreement is intended to protect important interests of IHS, particularly valuable technology and business interests that IHS has acquired over the years. In addition, this Agreement is intended to provide a way for IHS to prevent unfair competition in its industry. It is hoped that in the long run the terms of this Agreement will be a benefit, rather than a burden, to all personnel by protecting the welfare and success of IHS as a leader in its industry and in its community.

IHS believes that the terms of this Agreement are fair and reasonable. The continuance of your employment and the willingness of IHS to grant you access to its trade secrets and business information are contingent upon your entering into this Agreement.

Nothing in this Agreement should be construed as a guarantee that your employment will continue for any specific period of time. Unless otherwise agreed in writing, either party may terminate employment at any time without cause, and IHS reserves the right to change the terms of compensation or to reassign employees to any area at any time.

1.       SCOPE OF DUTIES

         While I am employed by IHS, I will devote my full business time, attention, skill and effort exclusively to the performance of the duties that IHS may assign to you from time to time. During my employment, I will not engage in any activities or render any services of a business or commercial nature for anyone other than IHS that could be construed as competitive activities with IHS, unless I have obtained advance approval in writing from my direct supervisor.

2.       OWNERSHIP OF INVENTIONS AND OTHER DEVELOPMENTS

         IHS shall be entitled to own and control all proprietary technology and all financial, operating and training ideas, processes and materials, including works of expression and all copyrights in such works, that are developed, written or conceived by me during employment to the extent that they relate to IHS's current or potential business. Accordingly, I will disclose, deliver and assign to IHS all such patentable inventions, discoveries and improvements; trade secrets; and all works subject to copyright, and I agree to execute all documents, patent applications and arrangements to further document such ownership and/or assignment and to take whatever other steps may be needed to give IHS the full benefit of them.

         I specifically agree that all copyrightable materials generated or developed under this Agreement, including but not limited to computer programs and documentation, shall be considered works made for hire under the copyright law of the United States and that they shall, upon creation, be owned exclusively by IHS. To the extent that any such materials, under applicable law, may not be considered works made for hire, I hereby assign to IHS the ownership of all copyrights in such materials, without the necessity of any further consideration, and IHS shall be entitled to register and hold in its own name all copyrights in respect of such materials.
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3.       CONFIDENTIALITY OF TRADE SECRETS AND BUSINESS INFORMATION

3.1 I acknowledge that during the course of my employment I may obtain access to trade secrets and confidential business information of IHS. Under the law, a trade secret is a type of intangible property, and its theft is a crime in most states. A trade secret generally consists of valuable, secret information or ideas that IHS collects or uses in order to keep a competitive edge. Examples of trade secrets are system design, program Materials (including source and object code and system and user documentation), operating processes, equipment design, product specifications and any other proprietary technology. Confidential business information, which IHS also treats as proprietary, consists of all other competitively sensitive information kept in confidence by IHS. Examples of confidential business information are selling and pricing information and procedures, customer lists, business and marketing plans, and internal financial statements.

3.2 I agree not to use or disclose any trade secrets of IHS at any time except as necessary to perform my duties for IHS. I also agree not to use or disclose any confidential business information until 3 years after the termination of my employment, except as necessary to perform my duties for IHS. These restrictions do not apply to any information generally available to the public or any information properly obtained from a completely independent source.

4.       TERMINATION OF EMPLOYMENT

4.1 At the time my employment is terminated, I will participate in an exit interview conducted by a Personnel Officer for the purpose of finalizing any remaining issues and assuring a proper transition.

4.2 On or before the termination of my employment, I will return all records, materials and other physical objects relating to my employment, including tools, documents, papers, computer .software and passwords and other identification materials. This obligation applies to all materials relating to the affairs of IHS or any of its customers, clients, or agents that may be in my possession or control.

5.       PROHIBITION AGAINST COMPETITIVE ACTIVITIES AFTER EMPLOYMENT

5.1 I agree that for a period of one (1) year subsequent to termination of my employment with IHS, I will not without prior written consent of IHS, within the territorial United States, engage in the business of the installation, maintenance, enhancement, modification, or support of IHS proprietary software or any computer programs ancillary thereto or used in conjunction therewith.


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5.2      I further agree that for a period of two (2) years after the termination of my employment, howsoever brought about, I will not (1) directly or indirectly induce any customers of IHS to patronize any business entity which directly competes with the business conducted by IHS,- (2) canvass or solicit any such business any customers of IHS,
         (3) directly or indirectly request or advise any customers of IHS to withdraw, curtail or cancel such customer's business with IHS,- or provide the names or addresses of any IHS customers.

6.       PROHIBITION AGAINST UNFAIR RECRUITING PRACTICES

6.1 I agree to notify my direct supervisor if I am contacted by a competitor of IHS for the purpose of having me accept a job involving Prohibited Activities as specified above at any time during my employment

6.2 During my employment and for two years afterwards, I will not solicit or recruit any other people who are then employees of IHS, for the purpose of encouraging them to join in any other business activity or enterprise whatsoever, if I became acquainted with those people or worked with them in connection with my employment with IHS.

7.       OTHER TERMS

7.1      The terms of this Agreement shall survive termination of employment.

7.2 If any term of this Agreement is found to be unlawful or unenforceable in any respect, the courts shall enforce such term, in whole or in part, and all other terms of this Agreement, to the fullest extent possible.

7.3 Irreparable harm should be presumed if this Agreement is breached in any way. Damages would be difficult if not impossible to ascertain, and the faithful observance of all terms of this Agreement is an essential condition to employment with IHS. Furthermore, this Agreement is intended to protect the proprietary rights of IHS in important ways, and even the threat of any misuse of the technology of IHS would be extremely harmful because of the importance of that technology. In the light of these considerations, I agree that a court of competent jurisdiction should immediately enjoin any breach of this Agreement, upon IHS's request, and IHS is released from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law.


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This Agreement shall be governed by and enforced under the laws of the State of
Delaware.

I ACKNOWLEDGE THAT, BEFORE SIGNING THIS AGREEMENT I WAS GIVEN AN OPPORTUNITY TO READ IT, EVALUATE IT AND DISCUSS IT WITH MY PERSONAL ADVISORS AND WITH REPRESENTATIVES OF IHS.

IN WITNESS WHEREOF, IHS has caused this Employee Nondisclosure Agreement to be signed by one of its authorized officers, and Employee has signed this Agreement as of the date first above written.

EMPLOYEE                                    H-QUOTIENT, INC.

-----------------------------               By:
Signature                                      ---------------------------------

                                            Title:
                                                  ------------------------------

Date:                                       Date:
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